Exhibit 99.(c)(6)

Project Edge Discussion Materials for the Board of Directors September 22, 2006

The information contained in this presentation was obtained solely from Edge Management and public sources. Signal Hill Capital Group LLC (“Signal Hill”) has used and relied upon such information in the preparation of this presentation without independent verification of any such information. Signal Hill assumes no responsibility for its accuracy or completeness nor does Signal Hill make any representation or warranty in respect of such information. This presentation has been prepared solely for the use of the Board of Directors, its financial and legal advisors, and for Management of Edge. It is strictly confidential and may not be disclosed or provided to any third parties. This presentation is prepared as of September 21, 2006 and reflects information made available to Signal Hill prior to such date. It does not include information regarding all of the assessments made by Signal Hill in arriving at its preliminary conclusions.

Executive summary Edge’s stock price is significantly depressed following earnings disappointments No short term catalyst for the stock to rise: Poor quarterly visibility of revenues and earnings Uncertainty surrounding advertising lead generation and conversion Timing / risk associated with corporate learning center turnaround (overhead required to manage) Limited experience in consumer product business / scaling distribution Lack of product sell-through experience and customer concentration Channel development in early stages Sustainability Strategic alternatives include selling the Company or taking it private As a private company, Edge can more effectively: Restructure its corporate learning center operations Dispose of non-core assets Manage for the long-term

Confidential

Recent analyst commentary

Date	Analyst / Firm	Recommendation / Price Target	Comments
8/30/06	Kirsten Edwards *ThinkEquity*	Accumulate $8.00	▪ We continue to believe shares should remain range-bound for the next few quarters as management works on improving its core business. We believe Edge's core tutoring business is struggling with internal issues at a time when the operating environment has become more challenging due to increased competition.
8/29/06	Howard M. Block *Bank of America*	Neutral $7.00	▪ We have revised our estimates based on 2Q's negative variance and ongoing uncertainty surrounding 2H06. Edge's increasing alignment with the consumer discretionary sector suggests that the company's fortunes are driven primarily by the economic cycle and consumer spending patterns and perhaps secondarily by favorable secular trends in tutoring. Our investment outlook remains clouded by serious operational troubles.
8/11/06	Amy W. Junker *RW Baird & Co.*	Neutral $7.00	▪ Edge is undergoing a number of strategic changes and we view 2006 as a transitional year. Although valuation is compelling, in our opinion, given ongoing executional challenges we recommend investors wait for signs of operational improvement before becoming more aggressive.
7/31/06	Sara Gubins *Merrill Lynch*	Neutral N/A	▪ We significantly lowered our forecasts after Edge reported a disappointing 2Q and lowered '06 guidance from +15% EPS YoY to down YoY. 2Q results did not provide incremental confidence in Edge's ability to turn around operations or in the timing of a turnaround. Valuation appears reasonable given uncertainty in near-term growth and questions regarding management execution.
7/27/06	Peter P. Appert *Goldman Sachs*	Neutral $6.50	▪ Edge reported disappointing 2Q2006 results, its third consecutive quarter of underperformance. Overall, we believe inconsistent execution has lead to margin pressure and significant uncertainty surrounding operating results going forward.
7/27/06	Jerry R. Herman *Stifel Nicolaus*	Hold N/A	▪ Management has indicated that the operating challenges of 1H06 will continue to impact performance in the 2H06 and that 2006 results are now likely to be down. Management expects second half EPS to exceed 2005 results. We are reducing our (estimates) and acknowledge that our confidence level is low.

4

Signal Hill

Historical price performance Q4 & FY05 Eliminated guidance Q3 earnings Katrina impact ? $46m FY ’06E EBITDA ? 0.12 Q3 ’06E ? 0.13 0.05 -0.04 0.11 Actual Reported $58m 0.21 0.10 0.05 0.11 First Call Mean Estimate FY ’07E EBITDA Q2 ‘06 Q1 ‘06 Q4 ‘05 Q3 ‘05 Quarterly EPS Summary No near term earnings catalyst for improved stock performance Q2 earnings Source: Factset, IDC / Exshare, First Call Consensus, Reuters Estimates Daily: Sept 23, 2004 - Present 0 500 1,000 1,500 2,000 2,500 Sep-04 Dec-04 Mar-05 Jun-05 Sep-05 Dec-05 Mar-06 Jun-06 Sep-06 Volume (000s) $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 Price ($) Volume Close

Edge relative stock price performance from inception IPO predicated on sustainable / smooth earnings growth rate Source: Factset, IDC / Exshare Daily: September 23, 2004 - Present 20 40 60 80 100 120 140 160 Sep-04 Dec-04 Mar-05 Jun-05 Sep-05 Dec-05 Mar-06 Jun-06 Sep-06 Price indexed to 100 NASDAQ Composite (+19%) Major Media (+20%) K12 (+5%) Edge (-41%)

Edge volume at price analysis Over the last 6 months Edge’s trade volume exceeded 100% of the 18.6 million shares of float Source: Factset,

IDC / Exshare Last 3 Months through September 21, 2006 7.6 million shares traded (41% of total float) 16.4% 35.5% 61.6% 78.4% 100.0% 19.1% 26.1% 16.9% 21.6% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% $5.69 - 6.10 $6.10 - 6.50 $6.50 - 6.90 $6.90 - 7.30 $7.30 - 7.70 Cumulative Volume (%) Volume (%) Last 6 Months through September 21, 2006 18.7 million shares traded (107% of total float) 11.7% 24.2% 34.0% 74.0% 100.0% 12.5% 9.8% 40.0% 26.0% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% $5.69 - 6.34 $6.34 - 6.99 $6.99 - 7.64 $7.64 - 8.29 $8.29 - 8.94 Cumulative Volume (%) Volume (%) Last 9 Months through September 21, 2006 18.7 million shares traded (200% of total float) 12.7% 29.9% 86.2% 86.2% 100.0% 17.2% 56.3% 0.0% 13.8% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% $5.69 - 6.91 $6.91 - 8.14 $8.14 - 9.26 $9.26 - 11.25 $11.25 - 13.03 Cumulative Volume (%) Volume (%) Last 12 Months through September 21, 2006 49.2 million shares traded (263% of total float) 9.8% 32.1% 65.5% 75.2% 88.0% 95.5% 100.0% 22.3% 33.4% 9.7% 12.8% 7.5% 4.5% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% $5.69 - 7.02 $7.02 - 8.35 $8.35 - 9.68 $9.68 - 11.01 $11.01 - 12.34 $12.34 - 13.67 $13.67 - 15.00 Cumulative Volume (%) Volume (%)

Edge ownership profile Position increased by 42% Position increased by 61% Position increased by 65% Position increased by 43% Position decreased by 82% Positions in italics/bold indicated new position opened post 3/31 Material recent changes in ownership Ownership Analysis (in thousands) % of % of Institutional Holders Holdings Outstanding Insiders (a) Holdings Outstanding Kornitzer Capital Management, Inc. 2,322 5.2% Apollo Advisors LP 22,588 50.9% Federated Investors, Inc. (Asset Management) 1,383 3.1% R. Christopher Hoehn-Saric 1,991 4.5% Schroder Investment Management North America, Inc. 1,335 3.0% Peter J. Cohen 337 0.8% F&C Asset Management Plc. 1,249 2.8% Mary K. Foster 244 0.5% Windcrest Discovery Investments LLC 1,014 2.3% Jeffrey H. Cohen 206 0.5% Dimensional Fund Advisors, Inc. 822 1.9% Kevin E. Shaffer 189 0.4% Vanguard Group, Inc. 786 1.8% All others 131 0.3% Springhouse Capital LP 580 1.3% Total Insider Holdings 25,685 57.9% AIM Management Group, Inc. 539 1.2% Barclays Global Investors NA (CA) 487 1.1% Institutional Holdings 12,643 28.5% Heartland Advisors, Inc. 458 1.0% Retail & Other Holdings 6,050 13.6% State Street Global Advisors 324 0.7% Float 18,692 42.1% AIM Trimark Investments 309 0.7% TimesSquare Capital Management LLC 249 0.6% Insider Holdings 25,685 57.9% Sovereign Asset Management Corp. 185 0.4% Millennium Partners 139 0.3% Current Diluted Shares Outstanding (b) 44,377 100.0% All others 462 1.0% Total Institutional Holdings 12,643 28.5% Source: Company Filings; Factset; LionShares (a) Includes options and stock grants. (b) Accounted for by treasury stock method.

Comparable company trading analysis No “true comparable,” all education publishing / services (figures in thousands, except multiples and percentages) Enterprise Value as a Multiple of: Price as a Multiple of: Price Equity Enterprise Revenue EBITDA EPS EPS / L-T Growth Rate Book L-T Growth Company Name 9/21/2006 Value Value LTM 2006E 2007E LTM 2006E 2007E LTM 2006E 2007E LTM 2005E 2006E Value Rate K - 12 Bright Horizons $41.46 $1,135,950 $1,122,100 1.7x 1.6x 1.4x 13.5x 12.4x 10.6x 29.3x 27.3x 23.0x 1.5x 1.4x 1.2x 5.5x 19.8% Educate $7.08 $314,191 $475,441 1.4x 1.3x 1.1x 12.5x 10.4x 8.2x 28.4x 19.7x 13.6x 2.0x 1.4x 0.9x 1.4x 14.4% Nobel Learning $10.05 $98,436 $107,807 0.6x NA NA 6.9x NA NA 23.0x NA NA NA NA NA 2.4x NA Plato Learning $6.61 $157,064 $125,334 1.2x 1.3x 1.3x 13.3x 24.1x 9.9x NM NM NM NA NA NA 1.3x 21.7% Princeton Review $5.15 $142,337 $154,667 1.1x 1.1x 1.0x NM NA NA NM NM 25.8x NA NA NA 3.0x NA Renaissance Learning $15.01 $443,160 $424,461 3.5x 3.6x 3.4x 14.2x 11.7x 9.4x 24.2x 27.3x 20.0x NA NA NA 5.2x NA K - 12 Min 0.6x 1.1x 1.0x 6.9x 10.4x 8.2x 23.0x 19.7x 13.6x 1.5x 1.4x 0.9x 1.3x 14.4% Mean 1.6x 1.8x 1.6x 12.1x 14.7x 9.5x 26.2x 24.7x 20.6x 1.7x 1.4x 1.1x 3.1x 18.6% Adjusted Mean 1.4x 1.4x 1.3x 13.1x 12.0x 9.7x 26.3x 27.3x 21.5x NA NA NA 3.0x 19.8% Median 1.3x 1.3x 1.3x 13.3x 12.0x 9.7x 26.3x 27.3x 21.5x 1.7x 1.4x 1.1x 2.7x 19.8% Max 3.5x 3.6x 3.4x 14.2x 24.1x 10.6x 29.3x 27.3x 25.8x 2.0x 1.4x 1.2x 5.5x 21.7% Major Media McGraw Hill Companies $56.88 $20,807,623 $21,278,154 3.4x 3.4x 3.1x 13.6x 13.0x 11.9x 24.9x 23.7x 20.8x 2.1x 2.0x 1.8x 9.6x 11.8% Pearson £7.51 £6,060,570 £7,846,570 1.8x 1.8x 1.7x 11.9x 11.4x 10.5x 24.8x 19.7x 17.6x 2.5x 2.0x 1.8x 1.8x 10.0% Reed Elsevier (consolidated) £7.24 £14,270,699 £17,537,699 3.2x 3.2x 3.1x 12.9x 12.6x 11.8x 17.9x 17.5x 16.2x 1.8x 1.8x 1.6x 7.9x 10.0% Scholastic $31.12 $1,328,955 $1,694,955 0.7x 0.8x 0.8x 8.3x 8.3x 7.2x 19.1x 19.1x 15.0x 1.7x 1.7x 1.3x 1.3x 11.3% Thomson $39.92 $25,982,137 $30,167,137 3.4x 3.3x 3.2x 12.1x 12.0x 11.2x 28.6x 24.0x 21.6x 2.2x 1.8x 1.7x 2.6x 13.0% Washington Post $728.00 $7,007,644 $7,147,205 1.9x 1.8x 1.7x 10.1x 8.7x 8.3x 21.6x 19.1x 18.1x 2.1x 1.8x 1.7x 2.6x 10.5% Major Media Min 0.7x 0.8x 0.8x 8.3x 8.3x 7.2x 17.9x 17.5x 15.0x 1.7x 1.7x 1.3x 1.3x 10.0% Mean 2.4x 2.4x 2.3x 11.5x 11.0x 10.2x 22.8x 20.5x 18.2x 2.1x 1.8x 1.6x 4.3x 11.1% Adjusted Mean 2.6x 2.5x 2.4x 11.7x 11.2x 10.5x 22.6x 20.4x 18.2x 2.0x 1.8x 1.7x 3.7x 10.9% Median 2.6x 2.5x 2.4x 12.0x 11.7x 10.8x 23.2x 19.4x 17.8x 2.1x 1.8x 1.7x 2.6x 10.9% Max 3.4x 3.4x 3.2x 13.6x 13.0x 11.9x 28.6x 24.0x 21.6x 2.5x 2.0x 1.8x 9.6x 13.0% Min 0.6x 0.8x 0.8x 6.9x 8.3x 7.2x 17.9x 17.5x 13.6x 1.5x 1.4x 0.9x 1.3x 10.0% Relevant Range Mean 2.0x 2.1x 2.0x 11.7x 12.5x 9.9x 24.2x 21.9x 19.2x 2.0x 1.7x 1.5x 3.7x 13.6% Adjusted Mean 2.0x 2.1x 2.0x 12.0x 11.5x 10.0x 24.3x 21.8x 19.0x 2.0x 1.7x 1.5x 3.4x 13.0% Median 1.7x 1.8x 1.7x 12.5x 11.9x 10.2x 24.5x 19.7x 19.0x 2.0x 1.8x 1.6x 2.6x 11.8% Max 3.5x 3.6x 3.4x 14.2x 24.1x 11.9x 29.3x 27.3x 25.8x 2.5x 2.0x 1.8x 9.6x 21.7% Source: Factset, First Call Consensus, Reuters Estimates, Company Filings, Equity Research [WPO] [TOC] [SCHL] [RUK] [PSO] [MHP] [RLRN] [REVU] [TUTR] [NLCI] [EEEE] [BFAM]

Selected precedent transactions K-12 platform acquisitions historically completed at single digit multiples K-12 Education Products & Services Selected Comparable Transaction Analysis (dollars in millions except multiples) Enterprise Value / Announced Target / Transaction % LTM LTM Date Acquiror Value Acq. Revenue EBITDA Description of Target Company 4/25/2006 National Evaluation Systems NA 100.0% NA NA Pearson 8/19/2005 Delta Education $209.5 100.0% 2.8x 12.5x School Specialty 8/3/2005 Kidum Enterprises and Publishing Ltd. $33.0 100.0% 1.3x 7.1x Kaplan Test Prep and Admissions 6/28/2005 ChildrenFirst $61.0 100.0% 1.6x NA Bright Horizons Family Solutions 6/22/2005 AGS Publishing $270.0 100.0% 3.6x 9.1x (a) Pearson 2/28/2005 Wall Street Institutes (unit of Laureate Education) $42.0 100.0% 0.7x 8.0x The Carlyle Group 1/25/2005 AlphaSmart $57.0 100.0% 1.4x 8.7x Renaissance Learning 1/13/2005 Gateway Learning Corp. $10.0 100.0% 0.4x 8.3x Educate Inc. 12/14/2004 Voyager Learning $360.0 100.0% 4.1x 10.3x ProQuest Company 11/6/2004 Kindercare Learning Centers $550.3 100.0% 1.1x 6.7x Knowledge Learning Corp. 8/16/2004 Capstar $210.0 100.0% 1.4x 8.3x The Thomson Corp. 7/21/2004 Von Hoffman Corp. $216.0 100.0% 1.7x 10.5x Jostens Holding Corp. (KKR, DLJ) 6/1/2004 Saxon Publishers $200.0 100.0% 2.7x 10.0x Harcourt 4/15/2004 Buckle Down Publishing $27.5 100.0% 2.5x 9.8x Triumph Learning (Haights Cross) 12/17/2003 New Media $6.8 100.0% 1.7x NA Plato Learning Inc. 9/9/2003 Lightspan $78.3 (b) 100.0% 1.3x NM Plato Learning Inc. 7/14/2003 Edison Schools Inc. $93.5 100.0% 0.3x 6.4x Shakespeare Acquisition LLC 3/10/2003 Sylvan Learning Systems (K-12 division) $273.0 (c) 100.0% 1.3x 7.2x (d) Educate Inc. (Apollo Management) 3/10/2003 Financial Training Company $87.4 100.0% 1.6x NA Kaplan Inc. (Washington Post Co.) 3/4/2003 Educational Resources (unit of Aramark Corp.) $265.0 100.0% 0.6x 4.8x Knowledge Learning Corp. Provides test preparation services and English language study programs through 48 centers in Israel. Operator of 33 employer-sponsored child care centers in the United States and Canada. Develops and administers customized teacher certification testing programs and other assessment programs in higher education. Publisher of assessments and curriculum materials for US school psychologists, teachers, and students. Delta Education is a science publisher in the elementary school market and develops learning materials designed to be effective with students of differing learning styles and aptitudes. Gateway Learning is the owner of the Hooked On Phonics brand which offers a portfolio of highly regarded early reading, math and study skills programs. WSI is a a global provider of English language instruction services with more than 285 centers and operations in 24 countries. AlphaSmart is a provider of portable personal learning soluctions for the K-12 classroom to enhance writing, keyboarding and comprehension. Voyager Learning provides research-based reading curriculum and professional development programs for school districts throughout the United States. New Media is a United Kingdom based publisher of curriculum-focused software primarily for teaching secondary school science and math. Leading printer of textbooks and supplemental materials. Lehigh Press, a subsidiary, specializes in book components and direct marketing print services through Lehigh Direct. Kindercare provides early childhood education and care services in the US, serving over 114k children in more than 1,230 centers in 39 states. Capstar develops competency assessment, learning and measurement, and testing solutions for corporations, national associations and state and federal governments. Engages in the publishing of test preparation materials for state tests. Prints and publishes educational materials in mathematics, phonics and spelling, and early childhood development. Provides curriculum-based educational software and Internet products and services to the K-12 and higher education markets. Sylvan provides classroom based K-12 tutoring. Includes ownership interests in online education providers eSylvan and Connections Academy. FTC is a leader in test preparation services for accountants and financial services professional in the UK and Asia. Serves approximately 80,000 students in 149 schools located in 22 states and the District of Columbia. Provides the education management and assists charter schools. Provider of child care and education programs through community-based centers, before and after school programs, and employer based centers in 28 states.

Selected precedent transactions K-12 Education Products & Services Selected Comparable Transaction Analysis (dollars in millions except multiples) Enterprise Value / Announced Target / Transaction % LTM LTM Date Acquiror Value Acq. Revenue EBITDA Description of Target Company 12/18/2002 Bigchalk.com $29.0 (e) 62.0% 2.0x NM ProQuest Company 11/7/2002 Houghton Mifflin Company (unit of Vivendi Universal) $1,280.0 100.0% 1.4x 5.5x Bain Capital, Thomas H. Lee Partners, Blackstone Group 6/28/2002 Tutor Time Learning Systems Inc. $22.4 100.0% 0.3x NA Child Time Learning Centers Inc. 5/9/2002 NetSchools Corp. $22.7 (f) 100.0% 1.9x NM Plato Learning Inc. 8/13/2001 Hungry Minds Inc. $182.5 100.0% 1.3x NM John Wiley & Sons 6/4/2001 LearnNow Inc. $34.3 (g) 100.0% 0.9x (h) NA Edison Schools Inc. 6/1/2001 Houghton Mifflin Company $1,707.4 100.0% 2.1x 9.1x Vivendi Universal 3/2/2001 Princeton Review of Boston & New Jersey $13.8 100.0% 1.2x NA Princeton Review 10/27/2000 Harcourt General $5,650.0 100.0% 2.9x 11.1x Reed Elsevier PLC 7/31/2000 National Computer Systems $2,392.2 100.0% 3.5x 21.7x Pearson 3/30/1998 Children's Discovery Centers of America $96.8 100.0% 1.1x 9.4x Knowledge Universe 3/19/1998 La Petite Academy $113.5 100.0% 0.8x 7.6x Chase Manhattan Corp., Chase Capital Partners 10/3/1996 KinderCare Learning Centers $393.6 100.0% 1.0x 6.2x Kohlberg, Kravis, Roberts & Co. Relevant Range Min: 0.3x 4.8x Mean: 1.6x 9.0x Adj Mean: 1.6x 8.6x Median: 1.4x 8.5x Max: 4.1x 21.7x Source: Based on company filings, company press releases, published equity research, and Bloomberg. (a) Multiple shown adjusted for corporate expenses. (b) Includes 6.6mm shares Plato stock and $7.1mm in transaction costs. (c) Based on Educate, Inc. Consolidated Financial Statements for Period from June 30, 2003 (date of inception) through December 31, 2003. (d) Pro forma basis after allocating approximately $13 million of general and administrative costs. Figures do not include revenues or losses for eSylvan and Connections Academy ($3.3mm of revenues and $14mm of EBITDA losses in 2002). (e) Preferred stockholders were paid $55.4mm less $29mm consideration paid to common stock holders. The amount paid to preferred stockholders has been accounted for in Enterprise Value. (f) Purchase price includes $6mm in cash, 800k shares of Plato stock, debt repayment, and other acquisition costs. Consideration included 200k warrants. (g) Includes $3mm of cash considerations and 1.3mm shares of Edison stock. (h) Revenue multiple based off of estimated forward year revenue. Offers online reference databases, standards-based digital curriculum, tools for preparing lessons, as well as test preparation and evaluation services. Leading publisher of textbooks, instructional technology, assessments, and other education materials for elementary and secondary schools and colleges. Provider of Internet-based e-learning software and services solutions for the K-12 market. Child care franchisor with\ 235 learning centers in 25 states and 3 countries, 40% of which are company owned and operated. Leading for-profit provider of early childhood education and care in the United States. Provider of educational services to pre-k through elementary school age children in before and after school programs. Provides center-based education for children from the age of six weeks to 12 years. Publishes CliffNotes, Weight Watchers, and Betty Crocker books. Leading publisher of textbooks, instructional technology, assessments, and other education materials for elementary and secondary schools and colleges. Leading global multi-media publisher for K-12, higher education, corporations, and health sciences. Privately held education management company operating seven charter schools with approximately 2,000 students Princeton Review of Boston, Inc. and Princeton Review of New Jersey, Inc. are franchisees to Princeton Review. Develops enterprise application software for the administration and mgmt of curriculum, student instruction, and financial data at the classroom, school, district, and state levels.

Going-private premium analysis Precedent transactions were selected based on the following criteria: US targets Transactions announced since January 1, 2004 Transaction value between $250 and $750 million Cash consideration only Precedent transactions would imply a price range of: Precedent transaction Edge premium price range Implied price Stock Price Category Price Mean Median Mean Median Closing Price (9/21/06) $7.08 23.3% 19.6% $8.73 $8.47 10 day Trading Average $6.73 22.5% 17.9% $8.24 $7.93 20 day Average $6.68 22.8% 16.5% $8.20 $7.78 30 day Average $6.63 23.3% 18.2% $8.18 $7.84

Premiums paid in precedent going-private transactions (all figures in $ millions, except per share amounts) Announced Equity Offer Premium to Final Offer Date Target Buyer Value Price 1 Day 10 Day Avg. 20 Day Avg. 30 Day Avg. 05/24/06 NES Rentals Holdings, Inc. Diamond Castle Holdings LLC $356.8 $18.75 -1.3% -3.2% -1.9% -1.1% 04/27/06 NetIQ Corp. AttachmateWRQ, Inc. 484.5 12.20 13.8% 9.7% 9.4% 10.1% 03/08/06 SOURCECORP, Inc. Apollo Management LP 389.8 25.00 -3.2% -0.4% 0.4% -1.4% 02/21/06 Thomas Nelson, Inc. Intermedia Advisors LLC 448.0 29.85 21.0% 18.4% 15.3% 15.2% 02/10/06 Bedford Property Investors, Inc. LBA Realty LLC 432.0 27.00 9.6% 15.1% 16.2% 17.6% 02/06/06 Duratek, Inc. Envirocare of Utah, LLC 326.8 22.00 25.1% 25.0% 30.1% 34.9% 01/06/06 Water Pik Technologies, Inc. Coast Acquisition Corp. 341.7 27.75 29.9% 30.8% 30.8% 31.4% 12/08/05 Dave & Buster's, Inc. Wellspring Capital Management LLC 258.0 18.05 18.1% 19.8% 22.0% 24.3% 11/14/05 Enterasys Networks, Inc. The Gores Group / Tennenbaum Capital 380.4 13.92 31.7% 32.3% 35.8% 34.5% 10/13/05 Central Coast Bancorp Rabobank 352.2 25.00 28.7% 20.4% 19.1% 18.6% 10/06/05 CRIIMI MAE, Inc. Caisse de depot et placement du Quebec 312.3 20.00 28.8% 17.3% 11.3% 10.0% 09/30/05 Specialty Laboratories, Inc. Welsh, Carson, Anderson & Stowe 316.8 13.25 1.6% 4.6% 3.9% 11.0% 09/27/05 Party City Corp. Weston Presidio Service Co. LLC 315.9 17.50 42.5% 35.5% 33.6% 32.2% 07/05/05 Aspect Communications Corp. Concerto Software, Inc. 715.6 11.60 3.6% 6.7% 10.8% 15.3% 05/18/05 Metals USA, Inc. Apollo Advisors LP 447.3 22.00 58.4% 51.2% 44.7% 34.7% 04/15/05 Brookstone, Inc. OSIM International Ltd. 407.0 20.00 28.2% 22.8% 27.7% 31.6% 02/23/05 Insurance Auto Auctions, Inc. Kelso & Co. LP 335.1 28.25 26.1% 24.3% 24.7% 25.9% 01/27/05 MAPICS, Inc. Infor Global Solutions, Inc. 331.7 12.75 9.7% 14.0% 16.8% 18.1% 01/17/05 Penn Engineering & Manufacturing Tinicum Capital Partners LP 325.9 18.25 0.0% 1.9% 0.8% -0.9% 11/08/04 KinderCare Learning Centers, Inc. Knowledge Learning Corp. 511.6 25.94 107.5% 107.5% 107.5% 108.1% 08/24/04 Price Legacy Corp. Kimco Realty Corp. / DRA Advisors LLC 705.1 19.10 2.0% 1.3% 2.8% 3.2% 08/18/04 Prime Hospitality LLC The Blackstone Group LP 546.5 12.25 44.6% 40.9% 35.6% 30.8% 07/02/04 Del Laboratories, Inc. Kelso & Co. LP 341.5 35.00 14.0% 14.9% 16.2% 18.2% 06/29/04 Mariner Health Care, Inc. (Georgia) National Senior Care, Inc. 600.5 30.00 49.3% 60.7% 69.9% 79.5% 05/03/04 Keystone Property Trust Eaton Vance Corp. 728.9 23.80 17.0% 13.6% 9.4% 6.2% 01/22/04 Great Lakes REIT Transwestern Investment Co LLC 251.8 15.65 -2.1% -1.3% -1.3% -1.1% Min -3.2% -3.2% -1.9% -1.4% Mean 23.3% 22.5% 22.8% 23.3% Median 19.6% 17.9% 16.5% 18.2% Max 107.5% 107.5% 107.5% 108.1% Source: FactSet Mergerstat